EXHIBIT 1
WHEREAS, in accordance with Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934 (the "Act"), only one joint Statement and any amendments thereto need to be filed whenever one or more persons are required to file such a Statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement or amendments thereto is filed on behalf of each of them;
NOW, THEREFORE, the parties hereto agree as follows:
BK Canada Holdings Inc., SLC Asset Management ULC, Sun Life Assurance Company of Canada and Sun Life Financial Inc. do hereby agree, in accordance with Rule 13d-1(k)(1) under the Act, to file a Statement on Schedule 13G relating to their ownership of the securities of the Issuer, and do hereby further agree that said Statement on Schedule 13G shall be filed on behalf of each of them.

BK Canada Holdings Inc.

Date: August 12, 2025	By:	/s/ Stephen Peacher
	Name:	Stephen Peacher
	Title:	Director

SLC Asset Management ULC

Date: August 12, 2025	By:	/s/ Marlene Van den Hoogen
	Name:	Marlene Van den Hoogen
	Title:	President and Director

Sun Life Assurance Company of Canada

Date: August 12, 2025	By:	/s/ Randolph B. Brown
	Name:	Randolph B. Brown
	Title:	Authorized Signatory

Date: August 12, 2025	By:	/s/ Brett W. Pacific
	Name:	Brett W. Pacific
	Title:	Authorized Signatory

Sun Life Financial Inc.

Date: August 12, 2025	By:	/s/ Randolph B. Brown
	Name:	Randolph B. Brown
	Title:	Authorized Signatory

Date: August 12, 2025	By:	/s/ Brett W. Pacific
	Name:	Brett W. Pacific
	Title:	Authorized Signatory